UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	December 9, 2004

REGAL- BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

(608) 364-8800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 8.01	Other Events.

                        On December 9, 2004, REGAL-BELOIT Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a First Supplemental Indenture in respect of the Company’s $115,000,000 aggregate principal amount outstanding 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Securities”). The First Supplemental Indenture amends the Indenture, dated April 5, 2004, between the Company and the Trustee (the “Indenture”) setting forth the terms of the Securities. The First Supplemental Indenture, which became effective as of December 9, 2004, is attached to this Current Report as Exhibit 99 and is incorporated herein by reference.

                        The Securities are convertible by holders into shares of the Company’s common stock on a contingent basis under the circumstances described in the Indenture. Under the terms of the First Supplemental Indenture, the Company has irrevocably elected and agreed to pay only cash in lieu of common stock for 100% of the conversion obligation arising upon conversion of any of the Securities with respect to the principal amount of the Securities converted. The Company previously had the right to elect to pay cash or common stock, or a combination of cash and common stock, for the principal amount of the Securities converted. The Company has retained the right, however, to elect to satisfy any and all conversion obligations in excess of the principal amount of Securities in cash or common stock or a combination of cash and common stock.

                        As previously disclosed, the Emerging Issues Task Force of the Financial Accounting Standards Board recently reached a consensus position which could have required that the dilutive effect of contingently convertible debt instruments, such as the Securities, be reflected in the Company’s calculation of diluted earnings per share for reporting periods ending after December 15, 2004. Previous accounting rules provided for the exclusion of the effect of contingently convertible instruments until the contingency had been satisfied. As a result of the amendments effected by the First Supplemental Indenture, the Company will not be required to include in a computation of diluted earnings per share that portion of the shares potentially issuable upon conversion of the Securities attributable to the principal amount of the Securities subject to such conversion. With respect to the Securities, the Company will continue to follow the “Treasury Stock” method of accounting for earnings per share, which requires a company to show dilution of earnings per share only if the average stock price of its common stock exceeds the stock conversion price of the convertible debt instrument, which is $25.56 for the Securities.  Such dilution would be only for the calculated number of shares equivalent to the dollar value in excess the $25.56 conversion price of Securities.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	First Supplemental Indenture, dated December 9, 2004, between REGAL-BELOIT Corporation and U.S. Bank National Association, as Trustee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL- BELOIT CORPORATION
Date: December 14, 2004	By:	/s/ David A. Barta
David A. Barta Vice President and Chief Financial Officer

REGAL- BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99)	First Supplemental Indenture, dated December 9, 2004, between REGAL-BELOIT Corporation and U.S. Bank National Association, as Trustee.

4